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                                  Registration No.

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                           SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
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                               WILMINGTON TRUST COMPANY
                 (Exact name of trustee as specified in its charter)


        Delaware                                       51-0055023
(State of incorporation)                 (I.R.S. employer identification no.)

                                 Rodney Square North
                               1100 North Market Street
                             Wilmington, Delaware  19890
                       (Address of principal executive offices)

                                  Cynthia L. Corliss
                           Vice President and Trust Counsel
                               Wilmington Trust Company
                                 Rodney Square North
                             Wilmington, Delaware  19890
                                    (302) 651-8516
              (Name, address and telephone number of agent for service)

                          FIRST INTERSTATE BANCSYSTEM, INC.

                 (Exact name of obligor as specified in its charter)

               Montana                                 81-0331430
       (State of incorporation)            (I.R.S. employer identification no.)

        401 North 31st Street
          Billings, Montana                              59101
(Address of principal executive offices)               (Zip Code)



                    Guarantee of First Interstate BancSystem, Inc.
                      with respect to Trust Preferred Securities
                         (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Deposit Insurance Co.      State Bank Commissioner
         Five Penn Center                   Dover, Delaware
         Suite #2901
         Philadelphia, PA

    (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each affiliation:

         Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

         List below all exhibits filed as part of this Statement of Eligibility and Qualification.

    A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers (incorporated by reference to Exhibit A to Exhibit 25.1).
    B. Copy of By-Laws of Wilmington Trust Company (incorporated by reference to Exhibit B to Exhibit 25.1).
    C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
    D. Copy of most recent Report of Condition of Wilmington Trust Company (incorporated by reference to Exhibit D to Exhibit 25.1).

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 10th day of October, 1997.

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                                         WILMINGTON TRUST COMPANY
[SEAL]

Attest: /s/ W. Chris Sponenberg         By: /s/ Emmett R. Harmon
       ----------------------------         ----------------------------
       Assistant Secretary                  Name: Emmett R. Harmon
                                            Title:  Vice President

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                                      EXHIBIT C




                                SECTION 321(b) CONSENT


    Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                    WILMINGTON TRUST COMPANY


Dated: October 10, 1997             By: /s/ Emmett R. Harmon
                                       ----------------------------
                                       Name:
                                       Title: Vice President